UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 3, 2008

Loreto Resources Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 1st Street, Suite 4
Sarasota, FL 34236

(Address of principal executive offices)	(Zip Code)

(941) 365-5081

(Registrant’s telephone number, including area code)

Loreto Corporation   415 Laurel St. #219 San Diego, CA 92101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On July 3, 2008, Magdalena Cruz, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole member of our Board of Directors, resigned from her position as director. Ms. Cruz’s resignation did not result from any disagreement between her and us.

On July 3, 2008, we appointed Nadine Smith as a director to replace Ms. Cruz and to serve as Chairperson of our Board of Directors.

Ms. Smith has been a private investor and business consultant since 1990. Ms. Smith is currently the Chairperson, Vice President and Interim Chief Financial Officer of La Cortez Energy, Inc., a publicly held independent international energy company involved in oil and natural gas exploration in South America. Ms. Smith has previously served as a director of Gran Tierra Energy, Inc., Patterson-UTI Energy Inc. and American Retirement Corporation, all public companies.

Item 8.01.	Other Information

On July 3, 2008, we filed Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the State of Nevada which, among other things, (i) changed our name from Loreto Corporation to Loreto Resources Corporation and (ii) increased our authorized capital stock from 50,000,000 shares of common stock, par value $0.0015, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

We have changed our name to reflect our plans to focus our business strategy on the mining sector and related opportunities in South America.

We have changed the address of our principal executive offices to 1266 1st Street, Suite 4, Sarasota, FL 34236 and our telephone number to (941) 365-5081.

Effective July 24, 2008, our Board of Directors declared a 2 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is July 18, 2008, and the payment date is July 23, 2008.

Also on, July 3, 2008, stockholders representing 62.7451% of our issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the Restated Articles. Pursuant to such consent, the stockholders also approved the creation of our 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan provides for the issuance of both nonstatutory and incentive stock options and other awards to acquire up to 2,000,000 shares (calculated on a post forward stock split basis, as described above) of our common stock.

On July 10, 2008, we issued a press release announcing our name change, our change in authorized shares and the appointment of Ms. Smith as our director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

(c)  Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation
99.1	Press release issued by Loreto Resources Corporation on July 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loreto Resources Corporation

Date: July 10, 2008	By: /s/Magdalena Cruz
Magdalena Cruz, President